United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

COHBAR, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

COHBAR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CohBar, Inc.:

The annual meeting of stockholders of CohBar, Inc. (the “Company,” “CohBar,” “we,” “us” or “our”) will be held on June 15, 2022, at 10:30 a.m. Pacific Time (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders. You will not be able to attend the Annual Meeting in person, but you will be able to ask questions and participate virtually in the same way you would in person. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit http://www.virtualshareholdermeeting.com/CWBR2022.

The Annual Meeting will be held for the following purposes:

1.	To elect a Board of Directors, consisting of six members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

3.	To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-30;

4.	To approve, if and only if the reverse stock split amendment is approved and implemented, an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock; and

5.	To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders who held their shares at the close of business on April 20, 2022, the record date, are entitled to notice of and to vote during the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to participate in the Annual Meeting, please complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure your vote is counted at the Annual Meeting. Alternatively, you may vote over the telephone or on the Internet as further instructed in these materials. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Proxy Materials for the Annual Meeting on June 15, 2022 at 10:30 a.m. Pacific Time is available at http://www.virtualshareholdermeeting.com/CWBR2022.

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By	Order of the Board of Directors,

Jeffrey F. Biunno Secretary

Menlo Park, CA

April [       ], 2022

You are cordially invited to participate in the meeting. Whether or not you expect to participate in the meeting, please vote over the internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote during the meeting if you participate in the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

2022 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

Page
PROXY SUMMARY	1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL NO. 1 — ELECTION OF DIRECTORS	7

INFORMATION CONCERNING THE BOARD OF DIRECTORS	9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

EXECUTIVE OFFICERS	15

EXECUTIVE OFFICER COMPENSATION	16

SUMMARY COMPENSATION TABLE	18

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	19

DIRECTOR COMPENSATION	20

AUDIT COMMITTEE REPORT TO STOCKHOLDERS	22

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2022	23

PROPOSAL NO. 3 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT BY A RATIO NOT TO EXCEED 1-FOR-30	24

PROPOSAL NO. 4 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT AN EFFECTIVE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	30

OTHER MATTERS	33

APPENDIX A	A-1

i

COHBAR, INC.

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

PROXY STATEMENT

The Board of Directors (the “Board” or “Board of Directors”) of CohBar, Inc. (the “Company”) has made these proxy materials available to you on the Internet and has delivered these proxy materials to you in connection with the solicitation of proxies by the Company for use at the 2022 Annual Meeting (the “Annual Meeting”). The Annual Meeting will be a virtual meeting, conducted via live webcast on the Internet at http://www.virtualshareholdermeeting.com/CWBR2022 on Tuesday, June 15, 2022, at 10:30 a.m. Pacific Time, or at any adjournment or postponement thereof, for the purposes stated herein. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by accessing the meeting link and entering your 16-digit control number located on your proxy card. You will be able to participate in this virtual meeting in the same way you would if it were in-person by attending through the link above.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed form of proxy because our Board of Directors is soliciting your proxy to vote at the Annual Meeting on the proposals described in this proxy statement. However, you do not need to participate in the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail these proxy materials on or about April [      ], 2022.

Participating in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person, but you will be able to participate virtually in the same manner you would if you were attending in person. A summary of the information you need to participate in the Annual Meeting online is provided below:

●	Any stockholder may listen to the Annual Meeting and participate live via webcast at http://www.virtualshareholdermeeting.com/CWBR2022. The webcast will begin at 10:30 a.m. Pacific Time on June 15, 2022.

●	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

●	To enter the meeting, please have your 16-digit control number which is available on your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only, and you will not be able to vote or submit questions during the meeting.

●	Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/CWBR2022.

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on April 20, 2022, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date,            shares of our common stock were issued, outstanding and entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We do not have cumulative voting rights for the election of directors. We will have a quorum to conduct the business of the Annual Meeting if the holders of one third of the outstanding shares of our common stock entitled to vote are present themselves or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 16-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/CWBR2022. If you do not have your 16-digit control number, you will be able to listen to the Annual Meeting only, and you will not be able to vote or submit questions during the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 20, 2022, the record date, will be entitled to vote at the Annual Meeting. On the record date, there were            shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 20, 2022, your shares were registered directly in your name with our transfer agent, AST Trust Company (Canada) (“AST”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting online, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 20, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available upon request by any stockholder for any purpose germane to the meeting. Requests should be sent to: CohBar, Inc., c/o Secretary at 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025.

The stockholder list will also be available during the virtual meeting via the Internet at http://www.virtualshareholdermeeting.com/CWBR2022.

What am I voting on?

There are four matters scheduled for a vote:

1.	Proposal No. 1: The election of the Board of Directors, consisting of six members, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	Proposal No. 2: The ratification of the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

3.	Proposal No. 3: To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-30;

4.	Proposal No. 4: To approve, if and only if the reverse stock split amendment is approved and implemented, an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock; and

5.	To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For the ratification of the appointment of Marcum LLP as our independent registered public accounting firm, approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-30, and approval of an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock, you may vote “For” or “Against” or you may abstain from voting.

None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than (i) with respect to Proposal No. 1, each of the directors named therein has an interest with respect to his or her respective election to office, and (ii) with respect to Proposal No. 3, to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy using the enclosed proxy card. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

●	To vote by telephone, dial toll-free 1-800-690-6903 using a telephone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 14, 2022, to be counted.

●	To vote on the Internet, go to www.proxyvote.com and follow the instructions to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 14, 2022, to be counted.

●	To vote using the proxy card, simply complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote during the Annual Meeting, follow the instructions posted at http://www.virtualshareholdermeeting.com/CWBR2022.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to your respective broker or nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2022.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” Proposal No. 1, the election of all nominees for director, “For” Proposal No. 2, to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, “For” Proposal No. 3, to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-30, and “For” Proposal No. 4, to approve an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock. If you do not return the proxy card, your shares will not be voted and will not be deemed present for the purpose of determining whether a quorum exists.

Who is paying for this proxy solicitation?

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone. We have hired Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to aid in the solicitation of proxies for a fee of $15,000, plus reasonable out-of-pocket expenses.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted.

What does it mean if multiple members of my household are stockholders, but we only received one set of proxy materials in the mail?

The Securities Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders, unless an affected stockholder has provided contrary instructions. This practice, known as “householding,” helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment.

Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent, which may be done at any time by contacting your bank or broker, or, if you are a registered holder, by contacting the Corporate Secretary. Additionally, upon request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. To receive a separate copy of the proxy materials, you may reach our Secretary by writing to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025 or by telephone at (650) 446-7888.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the Internet.

●	You may send a timely written notice that you are revoking your proxy to our Secretary at 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025. To be timely, a written notice revoking your proxy must be received by June 15, 2022, prior to the closing of polls for the Annual Meeting.

●	You may vote during the Annual Meeting, which will be hosted via the Internet.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for the 2023 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 23, 2023, to the attention of our Secretary at CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting of Stockholders that is not to be otherwise included in next year’s proxy materials, your written request must be received by our Secretary between February 15, 2023 and March 17, 2023. You are also advised to review our Amended and Restated Bylaws (“Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations.

What happens when an entity holds my shares?

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), that nominee will provide you with a voting instruction form. Please follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Proposals at this meeting that are considered “routine” are Proposal No. 2, to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, Proposal No. 3, to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-30 and Proposal No. 4, to approve an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock. Accordingly, your broker or nominee may vote your shares on these proposals without your instructions. The proposal at this meeting that is considered “non-routine” is Proposal No. 1, the election of all nominees for director. Accordingly, your broker or nominee may not vote your shares on this proposal without your instructions. On non-routine items for which you do not give instructions to your broker, bank or other agent, which includes the election of directors, the shares will be treated as “broker non-votes.”

How many votes are needed to approve each proposal?

●	The six nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will be counted for quorum purposes, but will not be considered votes cast and will not affect the outcome.

●	The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 will be approved if a majority of votes cast by holders of shares present at the Annual Meeting or represented by proxy and entitled to vote are voted “For” the proposal. If you “Abstain” from voting, it will not affect the outcome of the vote. No broker non-votes are expected to exist with respect to this proposal.

●	The approval of the reverse stock split must receive “For” votes from the holders of a majority of our shares outstanding. An abstention will have the same effect as a vote “Against” the reverse stock split. Broker non-votes will also have the effect of a vote “Against” this proposal. However, no broker non-votes are expected to exist with respect to this proposal.

●	The approval of the amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock must receive “For” votes from the holders of a majority of our shares outstanding. An abstention will have the same effect as a vote “Against” the amendment. Broker non-votes will also have the effect of a vote “Against” this proposal. However, no broker non-votes are expected to exist with respect to this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding one-third of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were             shares outstanding and entitled to vote. Thus, the holders of at least                shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting may be adjourned to a later date.

How will the proxies vote on any other business brought up at the meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. We do not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The proxy statement and annual report to stockholders are available at http://www.virtualshareholdermeeting.com/CWBR2022. These materials will also be available on the CohBar website at www.cohbar.com.

How can I communicate with CohBar’s Board of Directors?

Stockholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to: CohBar, Inc., c/o Corporate Secretary at 1455 Adams Drive, Suite 2050, Menlo Park, California 94025. All communications will be compiled by the Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

According to our Bylaws, our Board shall be comprised of such number of directors, not less than one, as may be established by the Board from time to time. The Board has currently fixed the authorized number of our directors at seven, and has reduced the authorized number to six effective as of the Annual Meeting. Phyllis Gardner is not standing for re-election.

At our Annual Meeting, our stockholders will elect a board consisting of six directors to serve until our 2023 annual meeting or until their respective successors are elected and qualified. Our Board has nominated the individuals listed below to serve on our Board. As of the date of the Annual Meeting, all of the nominees will be members of our Board. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, our Board may provide for a lesser number of directors or designate a substitute. If our Board designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than six nominees.

Our Board unanimously recommends that you vote FOR each of the following nominees for election as director:

David Greenwood, 70, joined our Board in April 2019 and was appointed as chairman in April 2021. Mr. Greenwood served on the board of directors of Corium International, Inc. (“Corium”), a commercial biopharmaceutical company, from December 2010 to November 2018. He also served as chairman of Corium’s board of directors from December 2014 to November 2018, and as the executive chairman of its board of directors from June 2012 to December 2016.  He is the former president, chief executive officer, chief financial officer and director of Geron Corporation, a biotechnology company in the fields of regenerative medicine and cancer, where he worked from 1995 until December 2011. He was previously chairman of the board of directors of Geron’s wholly-owned subsidiary, Geron Bio-Med Limited, chairman of the board of directors of Geron’s majority-owned subsidiary, TA Therapeutics, Ltd., and on the board of directors of ViaGen, Inc., Clone International and Parnell Pharmaceuticals Holdings Ltd. He also served on the Board of Regents for Pacific Lutheran University. From 1979 to 1995, Mr. Greenwood held various positions with J.P. Morgan Chase & Co., an international banking firm. Mr. Greenwood received his bachelor’s degree from Pacific Lutheran University and his M.B.A. from Harvard Business School.  We believe that Mr. Greenwood’s financial and business expertise in the biopharmaceutical industry provides him with the qualifications and skills to serve on our Board.

Albion J. Fitzgerald, 73, has served as a member of our Board of Directors since May 2014 and served as chairman from July 2014 to April 2021. Mr. Fitzgerald previously served as chief executive officer and chairman of the board of directors of ManageIQ, Inc., a provider of global cloud IT systems management solutions. Mr. Fitzgerald was appointed as a director of ManageIQ in 2007,and served as strategic consultant to the Company from 2007 until April 2012, and as chief executive officer and chairman of the board of directors from April 2012 until its acquisition by Red Hat, Inc. in December 2012. In 1992 Mr. Fitzgerald co-founded Novadigm, Inc., an international provider of IT systems management solutions to Fortune 500 companies and government agencies with customers in 26 countries, where he invented a cybernetic genome translated from biological models for the autonomic management of global-scale IT networks. He served as its chairman and chief technology officer from 1992 and chief executive officer from 1995 until its acquisition by Hewlett Packard in 2004. Prior to Novadigm, Mr. Fitzgerald founded and served as chief executive officer of Telemetrix, Inc., a provider of enterprise IT systems and network management solutions to Fortune 500 companies. From 1980 to 1989, Mr. Fitzgerald was a strategic technology consultant to New York University responsible for architecting, building and managing the university’s computer center and campus-wide multi-media network. Mr. Fitzgerald began his technology career at IBM in 1966. We believe that Mr. Fitzgerald’s extensive experience in founding, funding and building emerging technology companies, the depth of his technology and business expertise, and his relevant experience as a director and officer of a publicly-traded enterprise software company provide him with the qualifications and skills to serve on our Board.

Misha Petkevich, 73, joined our Board in October 2019. Mr. Petkevich has more than 30 years of financial and investment experience in biotechnology and investment banking. Since 2015, Mr. Petkevich has been the Chief Investment Officer of V2M Capital, an investment firm funding life science companies. He currently serves on the board of directors of HingeBio, Inc., a biotechnology company developing bispecific and multispecific antibodies.  In 2005, he co-founded BladeRock Capital, LLC, an investment firm specializing in life science companies. Prior to founding BladeRock Capital, Mr. Petkevich founded The Petkevich Group, a biotechnology advisory firm, where he was Chairman and Chief Executive Officer from 1998 to 2005. Between 1989 and 1997, Mr. Petkevich served as Managing Director, as well as Head of Healthcare and Investment Banking at Robertson Stephens & Co.  Mr. Petkevich began his career at Hambrecht & Quist, an investment bank, where he served as a Principal, Head of Healthcare Banking and as a biotechnology analyst covering Genentech, Chiron and others. Mr. Petkevich received his bachelor’s degree from Harvard University and his DPhil from the University of Oxford. We believe that Mr. Petkevich’s industry, investment and financial advisory experience provides him with the qualifications and skills to serve on our Board.

Carol Nast, 76, joined on our board in August 2021. Ms. Nast founded Enterprise Catalyst Group, Inc., a consulting company that services the medical industry, in January 2004 and has since served as its President from 2004 to June 2019, and from June 2021 to present. Ms. Nast previously served as Chief Operating Officer of Mind Medicine, Inc., a company advancing psychedelic inspired medicines, from June 2019 to May 2021 and, prior to that, was Chief Operating Officer at NuGen Technologies, Inc., a genomics company, from 2001 to 2003. She also served as Vice President, Device Manufacturing at Nektar Therapeutics (previously, Inhale Therapeutics, Inc.) from 1999 to 2002, as Director of Operations of Syva (a division of Syntex Pharmaceuticals) from 1989 to 1996, and as Director of Operations of BioRad Laboratories, Inc. from 1985 to 1989. Ms. Nast received her bachelor’s degree in biochemistry and medical technology from Texas Christian University. We believe that Ms. Nast’s commercial and operational expertise provide her with the qualifications and skills to serve on our Board.

Dr. Joanne Yun, Ph.D., 51, joined our board in September 2021. Dr. Yun currently serves as a partner at Egon Zehnder International, a leadership advisory firm and is currently a member of the firm’s Health Practice, where she leads their Research & Development segment. Prior to joining Egon Zehnder in June 2007, Dr. Yun served as a director in the Global Oncology Business Unit for Bayer HealthCare Pharmaceuticals from April 2001 to April 2007, with responsibility for oncology program management and new product planning. Dr. Yun started her career in February 1998 with Bayer AG and continued there until March 2001 in various research management roles. Dr. Yun earned a bachelor’s degree in chemistry and French from Amherst College and a Ph.D. in chemistry from the Massachusetts Institute of Technology. She was a National Institutes of Health Postdoctoral Fellow at The Scripps Research Institute and is a member of the American Society of Clinical Oncology, the American Society of Hematology, and the American Chemical Society. We believe that Dr. Yun’s industry experience and large network provide her with the qualifications and skills to serve on our Board.

Dr. Joseph J. Sarret, 54, joined CohBar as Chief Executive Officer and a member of our Board in May 2021. From April 2015 to June 2019, Dr. Sarret served as Chief Business Officer of Corium International, Inc., a commercial-stage biopharmaceutical company. Prior to that, Dr. Sarret served as Senior Vice President, Strategic Accounts at Solazyme, Inc., a renewable oils company, from March 2014 to December 2014. From June 2013 to December 2013, Dr. Sarret served as Chief Executive Officer and a member of the board of directors of Sevident, Inc., a biotechnology company. From August 2005 to August 2012, Dr. Sarret served in various roles at Codexis, Inc., a biotechnology company, including as Senior Vice President, Chief Business Officer, and President, Pharmaceutical Services and Enzyme Products. Prior to Codexis, Dr. Sarret practiced corporate and transactional law with Latham & Watkins, LLP, and served as Attending Physician and Acting Medical Director for the HIV Clinic at the University of California, San Francisco Medical Center. Dr. Sarret received his bachelor’s degree from Stanford University, his M.D. from the University of California, San Francisco School of Medicine, and a J.D. from Stanford Law School. We believe that Dr. Sarret’s industry experience provides him with the qualifications and skills to serve on our Board.

No family relationships exist among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any such director or executive officer was selected as a director or executive officer of CohBar, respectively.

Board Diversity Matrix

In appointing and nominating directors, our Board of Directors considers criteria such as independence, integrity, diversity (including with respect to race, ethnicity, gender and sexuality), geography, financial skills and other expertise, breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to our Board, ability to contribute to our Board’s overall effectiveness, and the needs of our Board and its committees. While we have not adopted a specific policy regarding Board diversity, we value diversity on a company-wide basis. The table below provides certain highlights of the composition of our Board of Directors as of the date of this proxy statement, as reported by each member of our Board, as of March 31, 2022. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix
Total Number of Directors	7

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender

Directors	3	4	—	—

Asian	1	—	—	—
White	2	4	—	—
LGBTQ+	1	1	—	—

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board oversees our overall performance on behalf of our stockholders. Members of our Board stay informed of our business through discussions with our Chief Executive Officer (“CEO”) and other members of our executive team, by reviewing materials provided to them, and by participating in regularly scheduled Board and committee meetings.

Corporate Governance

Our Board is elected by our stockholders to govern the Company’s business and affairs. Our Board selects our senior management team, which is charged with conducting our business. Having selected our senior management team, our Board acts as an advisor to senior management, monitors their performance, and provides input on the Company’s strategies, financial objectives and operating plans.

Our Board has determined that each of our current non-employee directors qualify as an “independent director” under the applicable rules of the SEC and the Nasdaq Capital Market, and that each such person is free of any relationship that would interfere with the individual exercise of independent judgment.

Our Board is responsible for the orientation and education of new members of the Board and all new directors are provided with copies of our policies. Prior to joining the Board, each new director will meet with our Chairman and CEO. Our Chairman and CEO are responsible for outlining our business and prospects, both positive and negative, with a view to ensuring that the new director is properly informed to commence his or her duties as a director. Each new director is also given the opportunity to meet with our auditors and counsel. As part of its annual self-assessment process, our Board determines whether any additional education and training is required for Board members. Currently, our Governance and Nominating Committee is responsible for annually evaluating and reporting to our Board on the performance and effectiveness of the Board as a whole and its committees.

Our Board met ten times in 2021. Each of our directors attended at least 75% of the aggregate amount of the meetings of the Board and any committee on which he or she served in 2021. In addition, our Board maintained oversight of the Company’s business and operations through frequent review, consideration and discussion of matters affecting the Company outside of formal Board meetings and acted by unanimous written consent to approve corporate actions on several occasions during 2021. Currently, we do not have a policy requiring our Board members’ attendance at the annual meetings of our stockholders. However, all of our directors attended the 2021 annual meeting of stockholders.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Each committee is governed by a written charter that may be amended by our Board at any time. The full text of each committee charter is available on our website located at www.cohbar.com or in print to any interested party who requests it. Requests should be sent to the Corporate Secretary at the address provided on page 1 of this proxy statement.

The Audit Committee

Our Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Misha Petkevich, Albion J. Fitzgerald and David Greenwood. Mr. Petkevich currently serves as the chairperson of the Audit Committee.

Our Board evaluated the independence and qualification of our current directors to serve on our Audit Committee based on applicable rules of the SEC and the Nasdaq Capital Market, and determined that Messrs. Petkevich, Fitzgerald and Greenwood are each independent as defined by the standards applicable to audit committee members. Our Board of Directors has also determined that each of the committee members meets the requirements of financial literacy under SEC rules and the requirements of the Nasdaq Capital Market, and that Mr. Petkevich meets the requirements for designation as an “audit committee financial expert,” as defined under SEC rules.

Each member of our Audit Committee has experience and/or an educational background that is relevant to the performance of his duties as an Audit Committee member. Mr. Petkevich has experience relevant to his role on the audit committee based on his service on the board of directors of a number of biotechnology companies and his career as an investment banker and securities analyst. Mr. Fitzgerald has gained experience relevant to performance of his Audit Committee duties in high level executive roles, including service as director and chief executive officer of both private and publicly-traded enterprise software companies. Mr. Greenwood has experience relevant to his role on the audit committee based on his service on the board of directors of a number of biotechnology companies and his career as an investment banker.

In fulfilling the duties outlined in its charter, the Audit Committee, among other things, is responsible for:

●	selecting and hiring our independent registered public accountants, and approving the audit and non-audit services to be performed by such firm;

●	evaluating the qualifications, performance and independence of our independent registered public accountants;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures;

●	discussing the scope and results of the audit and interim reviews as well as operating results with management and the independent registered public accountants;

●	preparing the audit committee report that the SEC requires in our annual proxy statement; and

●	reviewing the fees paid by us to our independent registered public accountants in respect of audit and non-audit services on an annual basis.

Our Audit Committee met four times during 2021, and all of the then-serving members of the Audit Committee attended each of those meetings. A copy of the full text of the Audit Committee Charter can be found on our website at www.cohbar.com.

The Compensation Committee

Our Compensation Committee currently comprises three independent directors, David Greenwood, Albion Fitzgerald and Misha Petkevich. Mr. Greenwood currently serves as the chairperson of the Compensation Committee. In fulfilling the duties outlined in its charter, the Compensation Committee, among other things, is responsible for:

●	reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific compensation goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensations or arrangements;

●	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

●	preparing the compensation committee report as may be required by the SEC to be included in our annual proxy statement; and

●	administering, reviewing and making recommendations with respect to our equity compensation plans.

●	evaluating and providing input for non-employee director compensation arrangements for approval by our Board of Directors

Our Compensation Committee met once during 2021, and all of the then-serving members attended such meeting. A copy of the full text of the Compensation Committee Charter can be found on our website at www.cohbar.com.

The Governance and Nominating Committee

Our Governance and Nominating Committee currently comprises three independent directors, Carol Nast, Dr. Joanne Yun and Albion Fitzgerald. Ms. Nast currently serves as the chairperson of the Governance and Nominating Committee. In fulfilling the duties outlined in its charter, the Governance and Nominating Committee, among other things, is responsible for:

●	assisting our Board of Directors in identifying, interviewing and recruiting prospective director nominees;
●	recommending director nominees;

●	establishing and reviewing on an annual basis a process for identifying and evaluating nominees for our Board of Directors;

●	annually evaluating and reporting to our Board of Directors on the performance and effectiveness of the Board of Directors;

●	recommending members for each Board committee of our Board of Directors; and

●	annually presenting a list of individuals recommended for nomination for election to our Board of Directors at the annual meeting of our stockholders.

The Governance and Nominating Committee will consider recommendations for directorships submitted by stockholders. Stockholders who wish the Governance and Nominating Committee to consider their directorship recommendations should submit their recommendations in writing to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025, Attn: Chairman of Governance and Nominating Committee. Recommendations by stockholders that are made in accordance with these procedures and our Bylaws will receive the same consideration given to nominations made by the Governance and Nominating Committee.

Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Governance and Nominating Committee considers a candidate’s quality of experience, the needs of the Company and the range of talent and experience represented on its Board. In evaluating particular candidates, the committee will review the nominee’s personal and professional integrity, judgment, experience and ability to serve the long-term interest of the stockholders. The committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities. The committee considers matters of diversity, including gender, race and national origin, education, professional experience and differences in viewpoints and skills. While the Governance and Nominating Committee does not have a formal policy with respect to diversity, both the Board and the committee believe that it is essential that Board members represent a diverse range of experience, expertise and viewpoints.

Our Governance and Nominating Committee met one time during 2021 and all of the then-serving members attended the meeting.

A full copy of the Governance and Nominating Committee Charter can be found on our website at www.cohbar.com.

Communication with Directors

All stockholders may send correspondence to our Board or to any individual director at the following address: CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA, 94025.

Historically, we have not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Governance and Nominating Committee will consider from time to time the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to our website.

Your communications with directors should indicate that you are a stockholder of CohBar. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Code of Ethics and Business Conduct

The Board of Directors encourages and promotes a culture of ethical business conduct through communication and supervision as part of their overall stewardship responsibility. Our Board of Directors adopted a code of ethics and business conduct applicable to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. Our code of ethics and business conduct establishes procedures that allow our directors, officers and employees to confidentially submit their concerns regarding questionable ethical, moral, accounting or auditing matters, without fear of retaliation. The code of business conduct and ethics is available on our website at www.cohbar.com. We expect that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website and in mandatory filings.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written policy stating that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of the independent members of our Board of Directors. Under this policy, any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and pursuant to which such person would have a direct or indirect interest must first be presented to the independent members of our Board of Directors for review, consideration and approval. In approving or rejecting any such proposal, the independent members of our Board of Directors are to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Certain Relationships and Transactions with Related Persons

In addition to the compensation arrangements discussed below in the section entitled “Employment Agreements”, the following is a description of each transaction since January 1, 2020 and each currently proposed transaction in which:

●	we have been or are to be a participant;
●	the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets as of the fiscal years ended December 31, 2021 and 2020; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals had or will have a direct or indirect material interest.

2021 Public Offering

In November 2021, we completed an underwritten public offering of our securities (the “November Offering”) pursuant to which we sold 20,833,334 shares of our common stock and warrants to purchase 20,833,334 shares of common stock for proceeds of approximately $13.8 million, net of commissions and professional fees of approximately $1.2. The warrants issued in the November Offering were immediately exercisable and have a term of five years and a per share exercise price of $0.72. Certain of our directors participated in the November Offering. The number of shares of our common stock and warrants that certain of our directors purchased and the aggregate purchase price paid is set forth in the table below.

Name of Related Party	Shares of Common Stock (#)	Warrants (#)	Total Purchase Price ($)
David Greenwood	20,000	20,000	$14,000
Nir Barziai (1)	13,889	13,889	$10,000

(1)	Dr. Barzilai resigned from our Board of Directors effective December 13, 2021.

2020 Public Offering

In August 2020, we completed an underwritten public offering of our securities (the “August Offering”) pursuant to which we sold 12,300,000 shares of our common stock and warrants to purchase 10,608,750 shares of common stock for proceeds of approximately $13.7 million, net of commissions and professional fees of approximately $1.3 million. The warrants issued in the August Offering were immediately exercisable and have a term of five years and a per share exercise price of $1.44. Certain of our directors participated in the August Offering. The number of shares of our common stock and warrants that certain of our directors purchased and the aggregate purchase price paid is set forth in the table below.

Name of Related Party	Shares of Common Stock (#)	Warrants (#)	Total Purchase Price ($)
V2M Life Sciences L.P. (1)	204,918	153,688	$250,000
Jon Stern (2)	8,169	6,127	$9,966

(1)	Mr. Petkevich is a General Partner of V2M Life Sciences L.P.
(2)	Mr. Stern served on the Board until the end of his term in June 2021.

Private Offering

In December 2020, we completed a private offering (the “December Offering”) with certain of our promissory note holders, including certain of our directors and officers, converting outstanding amounts due under our 8% Unsecured Promissory Notes (the “Notes”) due in 2021 and 2022. We converted Notes totaling an aggregate of approximately $3.8 million in principal and interest and issued 3,154,115 units at a price of $1.22 per unit. Each unit consists of one share of the Company’s common stock and one warrant to purchase 0.75 of one share of the Company’s common stock at an exercise price of $1.44 per share. Each warrant can be exercised at any time on or after June 18, 2021 and on or prior to June 18, 2026. Jon Stern received 99,861 units for an aggregate price of $121,830, which represents the outstanding principal and interest on the Notes converted by Mr. Stern.

Indemnification Agreements

Our Third Amended and Restated Certificate of Incorporation, as amended, contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted under Delaware law. In addition, we have entered into an indemnification agreement with each of our directors and our executive officers.

Anti-Pledging and Anti-Hedging Policies

Our directors, executive officers, and certain consultants to the company may not pledge CohBar stock as collateral. We also prohibit all directors and executive officers from purchasing any instrument designed to offset a decrease in the value of CohBar stock owned by the person, regardless of how the person acquired his or her CohBar stock.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies, assesses and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and cybersecurity, natural disasters and pandemics and strategic and reputational risks. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Governance and Nominating Committee monitors the effectiveness of our corporate governance policies, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Board’s role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight as necessary in connection with those efforts.

Board Leadership Structure

Our Board of Directors has flexibility to determine whether the offices of the Chairperson of the Board and CEO should be separate. The Board of Directors, in consultation with our Governance and Nominating Committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership for the Company. Our Governance and Nominating Committee will periodically consider the Board’s leadership structure and make recommendations to change the structure as it deems appropriate. Currently, Mr. Greenwood serves as Chairman of the Board. The Board of Directors believes that this leadership structure, with Mr. Greenwood serving as the Chairman and Dr. Sarret serving as CEO, is appropriate at this time because it enables the Board, as a whole, to engage in oversight of management, promote communication and collaboration between management and the Board, and oversee governance matters, while allowing our CEO to focus on his primary responsibility, the operational leadership and strategic direction of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2022, the most recent practicable date for computing beneficial ownership, by:

●	each of our named executive officers;
●	each of our directors and director nominees;

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock; and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 86,981,684 shares of our common stock issued and outstanding as of April 20, 2022. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options and warrants held by such persons that are currently exercisable or convertible or will be exercisable or convertible within 60 days of April 20, 2022. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Albion Fitzgerald(2)	2,548,177	2.91%
David Greenwood(3)	364,583	*
Phyllis Gardner(4)	220,833	*
Jeffrey F. Biunno(5)	614,522	*
Joseph Sarret(6)	1,320,000	1.50%
Kenneth C. Cundy(7)	1,305,833	1.48%
Joanne Yun(8)	33,333	*
Misha Petkevich(9)	744,630	*
Steven Engle(10)	1,093,750	1.24%
Carol Nast(11)	37,500	*
Directors and executive officers as a group (8 people)	5,883,579	6.51%

5% or Greater Shareholders
Pinchas Cohen(12)	5,503,870	6.32%
Nir Barzilai(13)	5,143,461	5.91%

(1)	The address for each director and executive officer is c/o CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025.
(2)

Shares beneficially owned includes (i) 6,147 shares of common stock subject to currently exercisable warrants, (ii) 604,167 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022, (iii) 500,000 shares held by Mr. Fitzgerald’s spouse, and (iv) 500,000 shares held in a trust account over which Mr. Fitzgerald’s spouse has sole voting and dispositive authority.

(3)	Shares beneficially owned includes (i) 289,584 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022 and (ii) 35,000 shares of common stock subject to currently exercisable warrants.
(4)	Shares beneficially owned includes 220,833 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022.
(5)	Shares beneficially owned includes (i) 567,502 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022, (ii) 10,868 shares of common stock subject to currently exercisable warrants, and (iii) 5,000 shares of common stock held in an account of Mr. Biunno’s daughter. Mr. Biunno’s daughter has shared voting and investment power over the shares of common stock held in her account.
(6)	Shares beneficially owned includes 1,300,000 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022.
(7)	Shares beneficially owned includes 1,305,833 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022.
(8)	Shares beneficially owned includes (i) 33,333 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022.
(9)	Shares beneficially owned includes (i) 183,333 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022, (ii) 153,688 shares of common stock subject to currently exercisable warrants and (iii) 407,609 shares held by V2M Life Sciences L.P. (“V2M”), of which Mr. Petkevich is a General Partner. Mr. Petkevich has sole voting and dispositive power over the shares held by V2M, and disclaims beneficial ownership over such securities except to the extent of his pecuniary interest therein.
(10)	Shares beneficially owned includes (i) 1,093,750 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022.
(11)	Shares beneficially owned includes (i) 37,500 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022.
(12)	Shares beneficially owned includes (i) 54,167 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022
(13)	Shares beneficially owned includes (i) 54,167 shares of common stock subject to stock options exercisable within 60 days of March 31, 2022 and (ii) 13,889 shares of common stock subject to currently exercisable warrants.
*	less than 1.0%

EXECUTIVE OFFICERS

The following table identifies our executive officers as of the date of this proxy statement, the positions they hold and the year in which they began serving as officers of CohBar. Our Board elects all of our executive officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current Position(s) with CohBar	Officer Since
Joseph J. Sarret	54	Chief Executive Officer, Director	2021
Jeffrey F. Biunno	55	Chief Financial Officer, Secretary and Treasurer	2013

For information on Joseph Sarret’s background, see “Nominees” under “Election of Directors” above.

Jeffrey F. Biunno joined our Company in October 2013 as Chief Financial Officer and was appointed secretary and treasurer in September 2014. Prior to joining CohBar, Mr. Biunno served as chief financial officer, secretary and treasurer of ManageIQ, Inc., a provider of global cloud IT systems management solutions, from March 2012 until its acquisition by Red Hat, Inc. in December 2012. From February 2009 until March 2012 Mr. Biunno served as vice president and worldwide controller of Dialogic Inc., a provider of mobile telecommunications network software and hardware enterprise solutions then listed on Nasdaq. Mr. Biunno founded Scalable Financial Solutions, LLC, a financial consulting firm, and operated it from March 2008 to January 2009. From February 2005 to March 2008, Mr. Biunno worked at Geller & Company, a financial services consulting firm. From 1997 to 2004, Mr. Biunno served as vice president and corporate controller of Novadigm, Inc., an international provider of IT systems management solutions to Fortune 500 companies and government agencies. Mr. Biunno received a B.S. in accounting and an MBA in finance from Montclair State University. Mr. Biunno is a certified public accountant.

EXECUTIVE OFFICER COMPENSATION

For 2021, we had four named executive officers: our Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer and former Chief Scientific Officer. These individuals comprise our “Named Executive Officers” (“NEOs”) for the year ended December 31, 2021 for purposes of applicable SEC disclosure regulations. Our NEOs are as follows:

Name	Current Position(s) with CohBar
Joseph J. Sarret	Chief Executive Officer
Steven B. Engle	Former Chief Executive Officer
Jeffrey F. Biunno	Chief Financial Officer, Secretary and Treasurer
Kenneth C. Cundy	Former Chief Scientific Officer

Employment Agreements

Joseph J. Sarret. We entered into an Executive Employment Agreement with Dr. Sarret, effective May 3, 2021, which sets forth conditions of Dr. Sarret’s employment as our Chief Executive Officer. Dr. Sarret also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. Dr. Sarret’s Executive Employment Agreement entitles him to a base salary of $450,000 annually, and he is eligible to receive an annual bonus of fifty percent of his annual salary, payable at the discretion of the Board of Directors upon achievement of performance targets established by the Board of Directors from time to time. In addition, and as an inducement for Dr. Sarret to become our Chief Executive Officer, Dr. Sarret was granted a stock option to purchase 2,600,000 shares of our common stock, which will become vested and exercisable in installments based on Dr. Sarret’s continued employment with respect to twenty-five percent of the shares on the one-year anniversary of the vesting commencement date and in thirty-six equal monthly installments thereafter, subject to Dr. Sarret’s continued service to our Company on each applicable vesting date. Likewise, Dr. Sarret was granted a stock option to purchase 1,300,000 shares of our common stock, which will over two years subject to certain performance criteria determined by the Board (the “Performance Option”). In December 2021, the Compensation Committee of the Board determined that Dr. Sarret had met the performance criteria as to 50% of the Performance Option, which portion vested immediately. In January 2022, Dr. Sarret’s base salary was increased to $459,000.

The Executive Employment Agreement entitles Dr. Sarret to certain severance payments and other benefits if his employment is terminated by us without “cause,” or upon his resignation for “good reason,” each as defined in the Executive Employment Agreement. Upon any such termination of Dr. Sarret’s employment, he would be entitled to receive a severance payment equal to one-hundred percent of his base salary, a prorated amount of his target bonus for the then-current fiscal year, and reimbursement for COBRA coverage elected by Dr. Sarret for himself and the members of his immediate family through the earlier of (i) one year following the termination and (ii) the date Dr. Sarret and the members of his immediate family become eligible for coverage under another employer’s plans. If Dr. Sarret’s termination without “cause” or resignation for “good reason” occurs within twelve months following a change in control of the Company, then he would be entitled to receive a severance payment equal to one-hundred percent of his then current base salary plus one-hundred percent of his target bonus for the then-current fiscal year, reimbursement for any COBRA coverage elected by Dr. Sarret for himself and his covered dependents through the earlier of (i) twelve months following such termination and (ii) the date Dr. Sarret and his covered dependents become eligible for coverage under another employer’s plans, and one-hundred percent vesting acceleration of then-unvested and outstanding equity awards, provided that the vesting acceleration of any then-unvested and outstanding performance-based equity awards shall be deemed achieved at “target” unless provided otherwise in the applicable award agreement.

Jeffrey F. Biunno. We entered into an Executive Employment Agreement with Mr. Biunno, dated November 27, 2013, which, as amended on July 11, 2016, sets forth certain conditions of Mr. Biunno’s at-will employment with the Company. Mr. Biunno also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement included his initial base salary, discretionary annual incentive bonus opportunity, certain initial equity incentive awards and standard employee benefit plan participation. The details of Dr. Biunno’s compensation for the year ended December 31, 2021 are included below in the Summary Compensation Table. In January 2022, Mr. Biunno’s base salary was increased to $345,000 per annum and Mr. Biunno’s target bonus was changed to thirty-five percent of his base salary.

The Executive Employment Agreement entitles Mr. Biunno to certain severance payments and other benefits if his employment is terminated by us without “cause,” or upon his resignation for “good reason,” each as defined in the Executive Employment Agreement. Upon any such termination of Mr. Biunno’s employment, he would be entitled to a severance payment in an aggregate gross amount equal to fifty percent of his then current base salary, and reimbursement for any COBRA coverage elected by Mr. Biunno for himself and the members of his immediate family for a period of six months following such termination. Additionally, any options that would have vested during the twelve month period immediately following his termination date would vest and become exercisable immediately.

Kenneth C. Cundy. We entered into an Executive Employment Agreement with Dr. Cundy, dated November 17, 2014, which set forth certain conditions of Dr. Cundy’s at-will employment with the Company as the Company’s Chief Scientific Officer. Dr. Cundy also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement. The Executive Employment Agreement included his initial base salary, discretionary annual incentive bonus opportunity, certain initial equity incentive awards and standard employee benefit plan participation. The details of Dr. Cundy’s compensation for the year ended December 31, 2021 are included below in the Summary Compensation Table.

The Executive Employment Agreement entitled Dr. Cundy to certain severance payments and other benefits if his employment was terminated by us without “cause,” or upon his resignation for “good reason,” each as defined in the Executive Employment Agreement. Dr. Cundy’s employment ended on March 31, 2022. Prior to his final day of employment and in consideration of his transitional services, Dr. Cundy continued to receive his regular base salary and received a lump sum payment equal to $105,000, which represents one-hundred percent of this 2021 target performance bonus. Upon the termination of Dr. Cundy’s employment, in exchange for a release and waiver of claims and in lieu of the severance payments and benefits set forth in his Executive Employment Agreement, he received (i) severance payments to be paid in consecutive installments totaling $175,000, which is equal to six months of his base salary, (ii) payment for six months of COBRA premiums, to be paid in consecutive installments by the Company, for Dr. Cundy and his eligible dependents, (iii) acceleration of Dr. Cundy’s stock option, granted on April 26, 2021 as if Dr. Cundy had remained in service for an additional twelve months and (iv) an extension of the exercise period of Dr. Cundy’s outstanding options to a period of twelve months following his final date of employment.

Steven B. Engle. We entered into an Executive Employment Agreement with Mr. Engle, dated May 6, 2019, which included his initial base salary, discretionary annual incentive bonus opportunity, certain initial equity incentive awards and standard employee benefit plan participation. The details of Mr. Engle’s compensation for the year ended December 31, 2021 are included below in the Summary Compensation Table. Mr. Engle also executed the Company’s standard form of Proprietary Information and Inventions Assignment Agreement.

The Executive Employment Agreement entitled Mr. Engle to certain severance payments and other benefits if his employment was terminated by us without “cause,” or upon his resignation for “good reason,” each as defined in the Executive Employment Agreement. Mr. Engle’s employment ended on April 27, 2021. Upon the termination of Mr. Engle’s employment, in exchange for a release and waiver of claims and in lieu of the severance payments and benefits set forth in his Executive Employment Agreement, he received a severance payment equal to one-hundred percent of his base salary, and reimbursement for any COBRA coverage elected by Mr. Engle for himself and the members of his immediate family for a period of one year following the termination. Additionally, any options that would have vested during the twelve-month period immediately following his termination date vested and became exercisable immediately.

Perquisites and Other Benefits

Historically, we have not provided significant perquisites or other personal benefits to our executive officers. Our executive officers are eligible to participate in our medical, dental, vision, 401(k), life, and disability plans and programs on substantially the same terms as eligible non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. We do not have a pension plan that provides for payments to any of our executives at, following, or in connection with retirement and do not plan to establish one in the near future. In 2021, the Company made safe harbor contributions to our executive officers’ 401(k) accounts. We may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by, awarded to or paid to our NEOs in the years ended December 31, 2021 and 2020:

	Fiscal	Salary	Bonus	Option Awards(5)		All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)		($)	($)
Joseph J. Sarret(1)	2021	294,231	150,000	2,768,350	(6)	1,558	3,214,138
Chief Executive Officer
Steven B. Engle(2)	2021	150,577	72,123	—		503,568	726,268
Former Chief Executive Officer	2020	450,000	180,000	—		8,550	638,550
Jeffrey F. Biunno(3)	2021	291,500	87,450	435,750		8,700	823,400
Chief Financial Officer	2020	291,500	87,450	—		8,550	387,500
Kenneth C. Cundy(4)	2021	350,000	—	208,200		8,700	566,900
Former Chief Scientific Officer	2020	350,000	105,000	—		8,550	463,550

(1)	Dr. Sarret was appointed as our Chief Executive Officer effective May 3, 2021. All Other Compensation in 2021 includes 401(k) contributions paid by us.
(2)	Mr. Engle resigned as our Chief Executive Officer effective April 27, 2021. All Other Compensation in 2021 includes (i) $450,000 of severance paid over the subsequent twelve-month period from Mr. Engle’s resignation; (ii) vacation time earned, not taken and paid to Mr. Engle upon his resignation in the amount of $34,615; (iii) COBRA premiums paid over the subsequent twelve-month period from Mr. Engle’s resignation in the amount of $10,253; and (iv) $8,700 of 401(k) contributions paid by us. All Other Compensation in 2020 includes 401(k) contributions paid by us.
(3)	All Other Compensation in 2021 and 2020 includes 401(k) contributions paid by us.
(4)	Dr. Cundy resigned as our Chief Scientific Officer effective March 31, 2022. All Other Compensation in 2021 and 2020 includes 401(k) contributions paid by us.
(5)	Option Awards granted in 2021 reflect the aggregate grant date fair value of the applicable stock option, calculated in accordance with Accounting Standards Codification Topic 718 as described in Note 3, Share-Based Payment, to our Form 10-K filed with the SEC on March 30, 2021.

(6)	For the performance-based stock option awards, we computed the grant date fair value of the performance-based stock option awards based on the achievement of the performance-based stock option awards’ performance conditions at 100% of target. The aggregate grant date fair value for the performance-based stock option awards granted to Dr. Sarret is $124,150.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding outstanding stock options held by our NEOs as of December 31, 2021.

		Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date
		Exercisable (#)	Unexercisable (#)	Unearned (#)
Joseph J. Sarret	5/3/2021(2)(3)(4)	650,000	2,600,000	650,000	1.35	5/2/2031
Jeffrey F. Biunno	4/09/2014	314,377	—	—	0.26	4/09/2024
	1/29/2017	25,000	—	—	2.40	1/29/2027
	3/25/2018	125,000	—	—	5.30	3/25/2028
	4/26/2021(5)	191,667	208,333	—	1.38	4/26/2031
	12/29/2021(6)	—	75,000	—	0.34	12/29/2031
Kenneth C. Cundy	11/20/2014	770,000	—	—	0.73	3/31/2023
	1/29/2017	500,000	—	—	2.40	3/31/2023
	04/26/2021(5)	95,833	104,167	—	1.38	3/31/2023
Steven B. Engle	5/15/2019	1,093,750	—	—	2.10	4/27/2022(7)

(1)	All of the options identified are subject to the provisions of the 2011 Equity Incentive Plan and the applicable option award agreement, and have a maximum term of ten years. Options to purchase 3,550,000 shares were granted to Dr. Sarret outside of the 2011 Equity Incentive Plan upon his hire and are inducement option awards.

(2)	Options to purchase 2,600,000 shares vest as to 25% on May 3, 2022 and over 36 equal monthly installments thereafter.

(3)	The exercisable total relates to options to purchase 650,000 shares that became vested upon the achievement of certain performance conditions during fiscal year 2021.

(4)	The unearned total relates to options to purchase 650,000 shares that vest upon the achievement of certain performance conditions.

(5)	Options vest in 48 equal monthly installments beginning January 1, 2020.

(6)	Options vest in 48 equal monthly installments beginning December 29, 2021.

(7)	Options have a twelve-month exercise period subsequent to Mr. Engle’s resignation.

DIRECTOR COMPENSATION

Our compensation arrangements with our directors have historically been determined on a case-by-case basis after consideration of a variety of factors, including but not limited to such director’s existing relationship with the Company, experience, and anticipated and historical contributions to the Company’s governance needs. During 2021, all non-employee directors received annual cash retainers of $60,000, except for Mr. Greenwood, the Chairman of the Board, who received an annual cash retainer of $180,000. In addition, each member of the Audit, Compensation and Governance and Nominating Committees received an annual cash retainer in the amounts of $5,000, $3,000 and $1,500, respectively.

In connection with their initial appointment to the Board, Ms. Nast and Dr. Yun each received an award of options to purchase 200,000 shares of the Company’s common stock, subject to vesting over a four-year period. This is consistent with the Company’s current general practice to provide newly appointed directors with a stock option award to purchase up to 200,000 shares of common stock, which vests monthly over a four-year period. In April 2021, Mr. Greenwood received an additional award of options to purchase 500,000 shares of the Company’s common stock, subject to vesting over a four-year period. In addition, in April 2021, Drs. Gardner, Barzilai, Cohen and Amatruda and Messrs. Fitzgerald and Petkevich each received additional awards of options purchase 200,000 shares of the Company’s common stock, subject to vesting over a four-year period, which is consistent with the Company’s current general practice.

In recognition of his extraordinary service to the Company during his tenure as Chairman, our Board approved a cash payment of $100,000 to Mr. Fitzgerald. In recognition of his contribution in the recruitment of our CEO in 2021, our Board approved a cash payment of $75,000 to Mr. Greenwood.

All directors are entitled to reimbursement of ordinary expenses incurred in connection with attendance at meetings of our Board.

2021 Director Compensation

The following table sets forth information for the year ended December 31, 2021 regarding the compensation awarded to, earned by or paid to our non-employee directors. Dr. Sarret, our current CEO and director, and Mr. Engle, our former CEO and director, are not included in the table below, as each was an employee and received no compensation for his service as a director. The compensation received by each of Dr. Sarret and Mr. Engle as an employee is shown in the “Executive Compensation—Summary Compensation Table” above.

Name	Total Fees Paid in Cash($)	Grant date Fair Value of Stock Option Awards	Total Fees from Awards or Paid in Cash($)
David Greenwood	214,000	520,500	734,500
Albion J. Fitzgerald	235,500	208,200	443,700
Misha Petkevich	71,500	208,200	279,700
Phyllis Gardner	69,750	208,200	277,950
Nir Barzilai (1)	65,250	208,200	273,450
Pinchas Cohen (1)	65,250	208,200	273,450
John Amatruda (1)	31,500	204,644	236,144
Joanne Yun	17,500	177,800	195,300
Carol Nast	22,500	166,000	188,500
Jon Stern (2)	30,000	–	30,000

(1)	Drs. Barzilai, Cohen and Amatruda resigned as directors of the Company effective December 13, 2021.

(2)	Mr. Stern served on the Board until the end of his term in June 2021.

Outstanding Equity Awards

The following table sets forth certain information regarding outstanding stock options held by our directors (excluding our NEOs) as of December 31, 2021.

Name	Outstanding	Vested
David Greenwood	700,000	216,667
Albion J. Fitzgerald	750,000	583,333
Misha Petkevich	400,000	141,667
Phyllis Gardner	400,000	175,000
John Amatruda	325,000	152,083
Nir Barzilai	200,000	33,333
Pinchas Cohen	200,000	33,333
Joanne Yun	200,000	14,583
Carol Nast	200,000	18,750
Jon Stern	-	-

(1)	All of the options identified are subject to the provisions of the 2011 Equity Incentive Plan and the applicable option award agreement, and have a maximum term of ten years.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

In connection with the consolidated financial statements for the fiscal year ended December 31, 2021, the Audit Committee has:

●	reviewed and discussed the audited consolidated financial statements with management;

●	discussed with Marcum LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees”; and

●	received the written disclosures and letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Marcum LLP its independence from us.

Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and Marcum LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the 2021 fiscal year be included in our Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Respectfully Submitted,

Misha Petkevich
David Greenwood
Albion J. Fitzgerald

The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this proxy statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act (together the “Acts”), except to the extent CohBar specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT PUBLIC

ACCOUNTING FIRM FOR 2022

The Audit Committee has appointed Marcum LLP as our registered independent public accounting firm to audit our consolidated financial statements for the year ended December 31, 2022. Although we are not required to seek stockholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by stockholders, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the appointment in light of the results of its investigation.

We have employed Marcum LLP as our registered independent public accounting firm since 2014. A representative of Marcum LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of Marcum LLP if the representative so desires, and the representative will be available to respond to appropriate stockholder questions.

We understand the need for Marcum LLP to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Marcum LLP, the Audit Committee has restricted the non-audit services that Marcum LLP may provide. It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by our independent auditors.

Under these policies, with Audit Committee pre-approval, we may use Marcum LLP for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we engage Marcum LLP to undertake to provide assurances on matters not required by laws or regulations.

The aggregate fees and expenses billed, or expected to be billed, for professional services rendered by Marcum LLP for the years ended December 31, 2021 and 2020 were as follows:

Type	2021	2020
Audit Fees (1)	$109,515	$105,985
Audit-Related Fees (2)	49,146	67,356
Tax Fees (3)	18,025	33,800
All Other Fees (4)	–	–
Total Fees	$176,686	$209,161

(1)	Audit Fees consist of fees billed and expected to be billed for services rendered for the audits of our financial statements for the fiscal years ended December 31, 2021 and 2020 and reviews of interim financial statements.

(2)	Audit-Related Fees include fees billed for services related to registration statements and filings with the SEC in 2021 and 2020.

(3)	Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns, tax advice and use tax compliance services.

(4)	There were no Other Fees for the fiscal years ended December 31, 2021 and 2020, respectively.

Tax services in 2021 and 2020 were pre-approved by the Audit Committee of our Board of Directors.  All future permitted audit, audit-related, tax and other services that the independent auditors may perform are expected to be pre-approved in accordance with pre-approval policies and procedures adopted by our Audit Committee pursuant to that committee’s charter, as amended or modified from time to time.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT BY A RATIO NOT TO EXCEED 1-FOR-30

General

We are seeking stockholder approval of an amendment to our Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of not more than 1-for-30, at any time prior to our 2023 annual meeting of stockholders, with the exact ratio to be set by our Board of Directors at its sole discretion. Accordingly, the Board of Directors may elect to abandon the proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. However, a reverse stock split is currently necessary to regain compliance with The Nasdaq Stock Market’s (“Nasdaq”) minimum bid requirement and maintain our listing on The Nasdaq Capital Market, and therefore, our Board of Directors currently believes the reverse stock split is in the best interest of our Company and our stockholders and intends to implement it within the approved range shortly after the Annual Meeting. If the reverse stock split is approved and our Board of Directors determines it is in our and our stockholders’ best interests to implement the reverse stock split, upon the effectiveness of the amendment to our Third Amended and Restated Certificate of Incorporation effecting the reverse stock split, the outstanding shares of our common stock would be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares. The Board of Directors’ decision to implement the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the listing requirements of The Nasdaq Capital Market.

On November 10, 2021, we received written notice from the staff of the Listing Qualifications Department of Nasdaq indicating that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. We have until May 9, 2022 to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days. If we are not in compliance by May 9, 2022, we may be afforded a second 180-calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of our intent to cure the minimum bid price deficiency, which may, if necessary, include implementing the reverse stock split. Our Board of Directors currently intends to cure our minimum bid price deficiency by implementing the reverse stock split, if approved by our stockholders.

If this proposal is approved by our stockholders as proposed, our Board of Directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to our 2023 annual meeting of stockholders, and to fix the specific ratio for the reverse stock split, provided that the ratio would not exceed 1-for-30. We believe that enabling our Board of Directors to fix the specific ratio of the reverse stock split not to exceed more than 1-for-30 will provide us with the flexibility to implement the split, if at all, in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading “Criteria to be Used by Board in Deciding Whether to Apply the Reverse Stock Split.”

The reverse stock split, if approved by our stockholders and implemented by our Board of Directors, would become effective upon the filing of an amendment to our Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. If our Board of Directors decides to implement the reverse stock split, the exact timing of the amendment would be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after our 2023 annual meeting of stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed. Our Board of Directors currently believes it is in the best interest of our Company and our stockholders to effect a reverse stock split to maintain our listing on The Nasdaq Capital Market.

In connection with the reverse stock split proposal, the Company’s Board of Directors is also recommending, if and only if the reverse stock split proposal is approved, that the Company’s stockholders approve an amendment to the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock after giving effect to the reverse stock split. The proposed amendment to the Company’s certificate of incorporation provides that the number of shares of authorized common stock shall be the number that is calculated as the current authorized common share amount multiplied by 2x (two times) the final reverse stock split ratio. If the proposed amendment to effectively increase the number of authorized shares of common stock is not approved or implemented by the Board of Directors, the total number of shares of capital stock that we are authorized to issue will not be affected by the reverse stock split and will remain 185,000,000 shares, consisting of 180,000,000 shares of common stock and 5,000,000 shares of preferred stock. Please see “Proposal No. 4: Approval of an Amendment to the Company’s Certificate of Incorporation to Effect an Effective Increase in the Number of Authorized Shares of Common Stock” for additional information.

Purpose

If implemented, the primary purpose for effecting the reverse stock split would be to increase the per share trading price of our common stock so as to maintain the listing of our common stock on The Nasdaq Capital Market. A failure to maintain our listing on the Nasdaq Capital Market would result in delisting from The Nasdaq Capital Market, which would negatively impact the value and liquidity of our common stock, adversely affect our ability to raise additional financing through the public or private sale of equity securities and significantly reduce the ability of investors to trade our securities. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

Other potential benefits of an increase to the per share trading price of our common stock that results from the reverse stock split include:

●	broadening the pool of investors that may be interested in investing in our Company by attracting new investors who would prefer not to invest in shares that trade at lower share prices;

●	making our common stock a more attractive investment to institutional investors; and

●	better enabling us to raise funds to finance planned operations.

An increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity and lower average transaction costs. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. A higher market price may enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

In evaluating the reverse stock split, our Board of Directors will also take into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. Our Board of Directors plans to implement the reverse stock split if it determines that these potential negative factors are outweighed by the potential benefits, and believes that increasing the per share market price of our common stock as a result of the reverse stock split may encourage greater interest in our common stock and enhance the acceptability and marketability of our common stock to the financial community and investing public as well as promote greater liquidity for our stockholders. In addition, if this proposal is approved, and the proposal to amend the certificate of incorporation to effectively increase the number of authorized shares of common stock is approved and the reverse stock split is implemented, our Board of Directors currently intends to effect the amendment to the certificate of incorporation to effectively increase the total number of shares of common stock to a number that is calculated as the current authorized common share amount multiplied by 2x (two times) times the final reverse stock split ratio. This will allow the Company to (i) maintain alignment with market expectations regarding the number of authorized shares of our common stock in comparison to the number of shares issued or reserved for issuance following any reverse stock split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) provide us with the ability to pursue financing and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, and (iii) provide us with the ability to grant appropriate equity incentives for our employees over time. At present, our Board of Directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock.

The form of the proposed amendment to our Third Amended and Restated Certificate of Incorporation to effect the reverse stock split, if implemented, is attached as Appendix A to this proxy statement. Any amendment to our Third Amended and Restated Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by our Board of Directors, which shall not exceed 1-for-30.

Criteria to be Used by Board in Deciding Whether to Apply the Reverse Stock Split

If our stockholders approve the reverse stock split, our Board of Directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact split ratio, if any, our Board of Directors will consider a number of factors, including clinical development activities, market conditions, and existing and expected trading prices of our common stock, as well as those factors described above.

Effect of the Reverse Stock Split

The reverse stock split would be effected simultaneously for all outstanding shares of our common stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in our Company, except to the extent that the reverse stock split resulted in any of our stockholders owning a fractional share. The reverse stock split would not change the terms of our common stock. After the reverse stock split, the shares of common stock would have the same voting rights and rights to dividends and distributions and would be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The post-reverse stock split common stock would remain fully paid and non-assessable. The reverse stock split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the reverse stock split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

As of the effective time of the reverse stock split, we would adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

As of the effective time of the reverse stock split, the conversion ratio by which shares of our outstanding preferred stock, if any, convert to common stock would also be automatically adjusted such that the number of shares of common stock issuable upon conversion of our preferred stock would be proportionally reduced. The reverse stock split would not change the number of authorized shares of our preferred stock.

The following table contains approximate information, based on share information as of March 31, 2022, relating to our outstanding common stock based on the proposed reverse stock split ratios and information regarding our authorized shares assuming the reverse stock split and the amendment to effectively increase the number of shares of authorized common stock are approved and implemented, assuming reverse stock split ratios of 1-for-3, 1-for-15 and 1-for-30, which reflect a low, middle and high end of the not to exceed reverse split ratio that our stockholders are being asked to approve, respectively:

Assumes Reverse Stock Split and Effective Increase of Shares of Authorized Common Stock

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	180,000,000	86,981,684	42,174,049	50,844,267
Reverse Stock Split Ratio of 1-for-3	120,000,000	28,993,895	14,058,016	76,948,089
Reverse Stock Split Ratio of 1-for-15	24,000,000	5,798,779	2,811,603	15,389,618
Reverse Stock Split Ratio of 1-for-30	12,000,000	2,899,389	1,405,802	7,694,809

The following table contains approximate information, based on share information as of March 31, 2022, relating to our outstanding common stock based on the proposed reverse stock split ratios and information regarding our authorized shares assuming that the amendment to effectively increase the number of shares of authorized common stock is not approved, assuming reverse stock split ratios of 1-for-3, 1-for-15 and 1-for-30, which reflect a low, middle and high end of the not to exceed reverse split ratio that our stockholders are being asked to approve, respectively:

Assumes Reverse Stock Split Only

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Not Outstanding or Reserved
Pre-Reverse Stock Split	180,000,000	86,981,684	42,174,049	50,844,267
Reverse Stock Split Ratio of 1-for-3	180,000,000	28,993,895	14,058,016	136,948,089
Reverse Stock Split Ratio of 1-for-15	180,000,000	5,798,779	2,811,603	171,389,618
Reverse Stock Split Ratio of 1-for-30	180,000,000	2,899,389	1,405,802	175,694,809

If this proposal is approved and our Board of Directors elects to effect the reverse stock split, the number of outstanding shares of common stock would be reduced in proportion to the ratio of the split chosen by our Board of Directors. Accordingly, if a reverse stock split is effected, and the proposal to amend the certificate of incorporation to effectively increase the number of authorized shares of common stock is approved, our Board of Directors expects to file an amendment to our certificate of incorporation to effectively increase by two-fold the number of authorized shares of common stock, after giving effect to the reverse stock split. At present, our Board of Directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock. If the proposed amendment to effectively increase the number of authorized shares of common stock is not approved or implemented by the Board of Directors, the total number of shares of capital stock that we are authorized to issue will not be affected by the reverse stock split and will remain 185,000,000 shares, consisting of 180,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Additionally, if this proposal is approved and our Board of Directors elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the stock split, additional details regarding the reverse split, including the specific ratio selected by our Board of Directors. If the Board of Directors does not implement the reverse stock split by the date of our 2023 annual meeting of stockholders, the authority granted in this proposal to implement the reverse stock split will terminate.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. If the reverse stock split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if our Board of Directors still believes that a reverse stock split is in the best interests of us and our stockholders, our Board of Directors will determine the ratio of the reverse stock split to be implemented and we will file the certificate of amendment with the Secretary of State of the State of Delaware. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock.  Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Common Stock.  Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent, AST Trust Company (Canada). These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock.    As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our common stock to the transfer agent.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported on The Nasdaq Capital Market, on the last trading day prior to the effective date of the split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Consequences

The reverse stock split would not affect total assets, liabilities or shareholders’ equity. However, the per share net income or loss and net book value of the common stock would be retroactively increased for each period because there would be fewer shares of common stock outstanding.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of our common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company.   We will not recognize taxable income, gain or loss in connection with the reverse stock split.

Tax Consequences to Stockholders.  A stockholder generally will not recognize gain or loss on the reverse stock split, except in respect of cash, if any, received in lieu of a fractional share interest. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash generally will be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code, assuming the fractional share interest is purchased directly by the Company. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder’s proportionate interest. If the redemption is treated as a sale, the holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the holder’s tax basis in his or her shares (which, for these purposes, may include the holder’s tax basis in all of his or her shares rather than only the holder’s tax basis in his or her fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the reverse stock split, including the size of the holder’s percentage interest in our common stock before and after the reverse stock split. In this regard, the Internal Revenue Service (the “IRS”) has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding Company common stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder’s interest. However, some stockholders receiving cash in lieu of a fractional share will have an increase in their percentage ownership interest in the Company and therefore could be subject to dividend treatment on the receipt of cash in lieu of such fractional share ownership interest. Such potential dividend treatment will not apply if the fractional shares interests are aggregated and sold by the Company on the open market, and which case the proceeds will be treated as received in connection with a sale of stock.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.

Information Reporting and Backup Withholding.  Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date will be required to approve the Reverse Stock Split Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO GIVE THE BOARD DISCRETION TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT BY A RATIO NOT TO EXCEED 1-FOR-30.

PROPOSAL NO. 4:

Approval of an Amendment to the Company’s Certificate of Incorporation to Effect aN Effective INCREASE In the Number of Authorized Shares of Common Stock

General

Our certificate of incorporation currently authorizes the Company to issue a total of 185,000,000 shares of capital stock, consisting of 180,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Subject to stockholder approval, the Board of Directors approved an amendment to our certificate of incorporation to, at the discretion of the Board of Directors, and subject to our stockholders approving Proposal No. 3 and the implementation of the reverse stock split, revise the total number of shares of common stock that the Company is authorized to issue from 180,000,000 to a number that is calculated as the current authorized common share amount multiplied by 2x (two times) the final reverse stock split ratio. The effective increase in authorized shares will not change the number of authorized shares of preferred stock, which currently consists of 5,000,000 shares.

The primary purpose of the increase in authorized shares is to effectively increase by two-fold the number of authorized shares of common stock, after giving effect to the reverse stock split. This effective increase would allow us to (i) maintain alignment with market expectations regarding the number of authorized shares of our common stock in comparison to the number of shares issued or reserved for issuance following any reverse stock split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) provide us with the ability to pursue financing and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, and (iii) provide us with the ability to grant appropriate equity incentives for our employees over time. Accordingly, the implementation of the effective increase in authorized shares is expressly conditioned on stockholder approval of the reverse stock split proposal and the implementation of the reverse stock split.

The actual timing for implementation of the effective increase in authorized shares would be determined by the Board of Directors, following or concurrent with the implementation of the reverse stock split, and based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the proposal to effectively increase the number of authorized shares of common stock and the proposal to effect a reverse stock split by our stockholders and the implementation of the reverse stock split, the Board of Directors will have the sole authority to elect whether or not and when to amend our certificate of incorporation to effect the effective increase in authorized shares. If the proposal to effectively increase the authorized shares of common stock and the proposal to effect a reverse stock split are approved by our stockholders and the reverse stock split is implemented, the Board of Directors will make a determination as to whether effecting the effective increase in authorized shares of common stock is in the best interests of the Company and our stockholders in light of, among other things, the Company’s anticipated needs for future equity issuances. For additional information concerning the factors the Board of Directors will consider in deciding whether to effect the effective increase in authorized shares of common stock, see “— Board Discretion to Effect the Effective Increase of Authorized Shares.”

The text of the proposed amendment to the Company’s certificate of incorporation to effect the effective increase in authorized shares of common stock is included in Appendix A to this proxy statement (the “Authorized Share Charter Amendment”). If the proposal to effectively increase the number of authorized shares of common stock and the proposal to effect a reverse stock split are approved by the Company’s stockholders and the reverse stock split is implemented, the Company will have the authority to file the Authorized Share Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Authorized Share Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable. If the proposal to effectively increase the number of authorized shares of common stock is not approved by the Company’s stockholders but the proposal to effect a reverse stock split is approved by the Company’s stockholders and the reverse stock split is implemented, the portion of Appendix A constituting the Authorized Share Charter Amendment will be removed from Appendix A and will not be filed.

Purpose

The primary purpose of the effective increase in authorized shares of common stock is to effectively increase the total number of shares that we are authorized to issue to (i) maintain alignment with market expectations regarding the number of authorized shares of our common stock in comparison to the number of shares issued or reserved for issuance following any reverse stock split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) provide us with the ability to pursue financing and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, and (iii) provide us with the ability to grant appropriate equity incentives for our employees over time. Accordingly, the implementation of the effective increase in authorized shares of common stock is expressly conditioned on the approval of the proposal to effect a reverse stock split and the implementation of the reverse stock split. In addition, the effective increase in authorized shares of common stock is anticipated to decrease the amount of annual franchise taxes that the Company may be required to pay to the State of Delaware following the reverse stock split.

Effect of the Effective Increase of Authorized Shares; Risks Associated with the Effective Increase of Authorized Shares

If the effective increase in authorized shares of common stock is implemented, it will revise the total number of shares of common stock that we are authorized to issue from 180,000,000 to a number that is calculated as the current authorized common share amount multiplied by 2x (two times) the final reverse stock split ratio. The effective increase in authorized shares of common stock would not have any effect on the rights of existing stockholders and the par value per share of common stock will remain $0.001. The effective increase in authorized shares of common stock would not have any impact on the total number of shares of preferred stock that the Company is authorized to issue, which will remain at 5,000,000 shares. If the reverse stock split proposal is approved and implemented by the Board of Directors, but the proposed amendment to effectively increase the number of authorized shares of common stock is not approved or implemented by the Board of Directors, the total number of shares of capital stock that we are authorized to issue will not be affected by the reverse stock split and will remain 185,000,000 shares, consisting of 180,000,000 shares of common stock and 5,000,000 shares of preferred stock.

The effective increase in the number of authorized shares of common stock would result in an effectively greater number of shares of authorized but unissued common stock being available for future issuance for various purposes, including raising capital or making acquisitions. We currently expect that the amount of authorized but unissued shares of common stock available for future issuances following the reverse stock split and effective increase in authorized shares of common stock will be sufficient for our future needs.

The effective increase in authorized shares of common stock is conditioned on the approval of the proposal to effect a reverse stock split and the implementation of the reverse stock split, and will be effected to revise the number of authorized shares of common stock to a number that is calculated as the current authorized common share amount multiplied by 2x (two times) times the final reverse stock split ratio.

Conditioned on Reverse Stock Split

The Board of Directors intends to proceed with the effective increase in authorized shares of common stock only if and when the proposal to effect a reverse stock split is approved by our stockholders and the reverse stock split is implemented. Accordingly, if we do not receive approval of the proposal to effect a reverse stock split or the Board of Directors determines not to proceed with the reverse stock split, then we will not implement the effective increase in authorized shares of common stock.

The implementation of the reverse stock split, however, is not conditioned on the approval of the proposal to effectively increase the number of authorized shares of common stock or the implementation of the effective increase of authorized shares of common stock. Even if the proposal to effectively increase the authorized shares of common stock is not approved by our stockholders or if the Board of Directors determines not to implement the effective increase in authorized shares of common stock, the Board of Directors will retain the option to implement the reverse stock split, subject to the approval of the proposal to effect a reverse stock split by our stockholders.

Board Discretion to Effect the Effective Increase of Authorized Shares

If the proposal to effectively increase the authorized shares of common stock and the proposal to effect a reverse stock split are approved by our stockholders and the reverse stock split is implemented, the effective increase in authorized shares of common stock will only be effected upon a determination by the Board of Directors, in its sole discretion, that filing the Authorized Share Charter Amendment to effect the effective increase in authorized shares of common stock is in the best interests of the Company and its stockholders. In making its determination, the Board of Directors will consider, among other things, whether the effective increase in authorized shares of common stock is in the best interests of the Company’s stockholders in light of the Company’s anticipated needs to reserve authorized shares of common stock for:

●	raising capital through the sale of equity securities;

●	entering into strategic business combinations;

●	providing equity incentives to officers, directors and employees; and

●	other corporate purposes.

In addition, whether the Board of Directors determines to implement the effective increase in authorized shares of common stock will depend on the ratio that the Board of Directors selects for the reverse stock split and the number of shares of common stock that are issued and outstanding following the reverse stock split.

Effective Time of the Effective Increase of Authorized Shares

If the proposal to effectively increase the authorized shares of common stock and the proposal to effect a reverse stock split are approved by our stockholders and the reverse stock split is implemented, the effective increase in authorized shares of common stock would become effective, if at all, when the Authorized Share Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the proposal to effectively increase the authorized shares of common stock and the proposal to effect a reverse stock split by our stockholders and the implementation of the reverse stock split, the Board of Directors will have the sole authority to elect whether or not and when to amend our certificate of incorporation to effect the effective increase in authorized shares of common stock.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date will be required to approve the proposal to amend the Company’s certificate of incorporation to effectively increase the number of authorized shares of common stock.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL TO GIVE THE BOARD DISCRETION TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT AN EFFECTIVE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended December 31, 2021. Written requests should be mailed to CohBar, Inc., 1455 Adams Drive, Suite 2050, Menlo Park, CA 94025, Attn: Company Secretary.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of at least one-third of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it to be received by June 15, 2022 in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

Jeffrey F. Biunno Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT OF

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

COHBAR, INC.

CohBar, Inc., a corporation organized and existing under the General Corporation Law (the “DGCL”) of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the corporation is CohBar, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 16, 2009.

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 424 of the DGCL. The following two paragraphs are hereby added to precede the first paragraph of Article IV of the Third Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”):

“Contingent and effective as of [        ] on [        ] (the “Effective Time”), each [        ] shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Company (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Company will pay in each case the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Company when those entitled to receive such fractional shares are determined.

The Reverse Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Split are either delivered to the Company, or the holder notifies the Company that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.”

THIRD: Article IV of the Certificate of Incorporation shall be and hereby is amended by replacing the first paragraph thereof in its entirety as follows:

“The Company is authorized to issue two (2) classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is [        ] shares, $0.001 par value per share. [        ] shares shall be Common Stock and 5,000,000 shares shall be Preferred Stock.”

FOURTH: This Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation so adopted (i) shall be effective as of [        ] on [        ], (ii) reads in full as set forth above and (iii) is hereby incorporated into the Third Amended and Restated Certificate of Incorporation by this reference. All other provisions of the Third Amended and Restated Certificate of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this [        ] day of [        ].

COHBAR, INC.

By:
Jeff Biunno
Chief Financial Officer

A-1

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees**

01) David Greenwood
02) Albion J. Fitzgerald
03) Misha Petkevich
04) Dr. Joseph Sarret
05) Carol Nast
06) Dr. Joanne Yun

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

0000558085_1 R1.0.0.24

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement, Shareholder Letter and Form 10-K are available at www.proxyvote.com

**COHBAR, INC.**
**Annual Meeting of Shareholders**
**June 15, 2022 10:30 AM PDT**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Dr. Joseph Sarret and Jeff Biunno, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COHBAR, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM, PDT on June 15, 2022, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

0000558085_2 R1.0.0.24

**Continued and to be signed on reverse side**